As Filed with the Securities and Exchange Commission on April 18, 2014

Registration No. 333-186330

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Apptigo International, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	7370	99-0382426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Apptigo International, Inc.

61 Venetian Way

Suite 33B

Miami Beach, FL 33133

Tel. (844) 277-8446

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Casey Cordes, CEO

Apptigo International, Inc.

61 Venetian Way

Suite 33B

Miami Beach, FL 33133

Tel. (844) 277-8446

(Name, address, including zip code, and telephone number

including area code, of agent for service)

Copies to:

Ronald N. Vance

The Law Office of Ronald N. Vance & Associates

1656 Reunion Avenue

Suite 250

South Jordan, UT 840915

Tel. (801) 446-8802

_____________

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-186330) filed by Apptigo International, Inc., formerly known as Balius Corp., (the “Registrant”) with the Securities and Exchange Commission on January 31, 2013, as amended on March 12, 2013, April 1, 2013, April 12, 2013, and May 3, 2013, and which was declared effective by the Commission on May 13, 2013 (the “Registration Statement”). The Registration Statement registered for sale up to 10,000,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), for sale by the Registrant. The Registrant sold an aggregate of 2,550,000 shares of Common Stock under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 7,450,000 shares of Common Stock that were registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spokane, Washington, on April 17, 2014.

Apptigo International, Inc.

By:	/s/ Casey Cordes
Casey Cordes, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date stated.

Name	Title	Date

/s/ Casey Cordes	Chairman and Chief Executive
Casey Cordes	Officer (Principal Executive Officer)	April 17, 2014

/s/ David Steinberg	Director, President, and Treasurer
David Steinberg	(Principal Financial and Accounting Officer)	April 17, 2014

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